Exhibit 5.1

June 20, 2024

Zion Oil & Gas, Inc.

12655 North Central Expressway

Suite 1000

Dallas, Texas, 75243

Re:	Zion Oil & Gas, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Zion Oil & Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to 20,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Company’s 2021 Omnibus Incentive Plan, as amended (the “Plan”). This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including (a) the Registration Statement, (b) the Plan, (c) the Certificate of Incorporation of the Company, as amended, (d) the Amended and Restated Bylaws of the Company, and (e) certain resolutions adopted by the board of directors of the Company as we have deemed necessary and appropriate for the purpose of this opinion, and (f) such other certificates, instruments and documents as we have considered necessary for purposes of this opinion letter.

We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, when issued by the Company against payment therefor in the circumstances contemplated by the Plan and, assuming that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate actions of the Company and duly issued, granted or awarded and exercised and paid for, in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), to the extent that the Shares are issued in accordance with the foregoing, such Shares will be, when so issued, legally and validly issued, and fully paid and non-assessable.

420 Lexington Avenue, Suite 2446, New York, NY 10170

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025

NYC Office: 646.861.7891

CA Office: 818.930.5686

www.cronelawgroup.com

This opinion is limited to the current federal securities laws of the United States and laws of the State of Delaware, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ THE CRONE LAW GROUP, P.C.
THE CRONE LAW GROUP, P.C.